Exhibit 10.124

AMENDMENT TO THE FINAL ARBITRATION AWARD

     This Amendment to the Final Arbitration Award, having an effective date of November 3, 2003, is by and between Cygnus, Inc. (hereinafter “Cygnus”), a Delaware corporation, having a principal place of business at 400 Penobscot Drive, Redwood City, California, 94063, USA, and Sanofi~Synthelabo (hereinafter “Sanofi-Synthelabo”), a corporation incorporated pursuant to the laws of France, having its principal place of business at 174, avenue de France, 75635 Paris Cedex 13, France.

WITNESSETH

WHEREAS:

A. A Final Award was issued by the International Chamber of Commerce (ICC) on December 11, 1997 relating to a dispute between Cygnus and Sanofi~Synthelabo; and

B. Under Section (3)(I)(C)(2)and (3)(II)(A) of the Final Award certain royalty payments are due to be paid for the years 2003, 2004, and 2005; and

C. Cygnus is currently in litigation with Sankyo Pharma Inc. and Sankyo Co., Ltd. relating to breach of its exclusive U.S. sales, marketing and distribution agreement; and

D. The parties now wish to amend the Final Award as to the timing of these certain royalty payments, as set forth below;

NOW, THEREFORE, for good and valid consideration, Cygnus and Sanofi~Synthelabo agree to the following terms and conditions set forth herein:

I.	Section (3)(I)(C)(2) is hereby amended so that the royalty payments for the years 2003, 2004, and 2005 shall be as follows:

$4,000,000 for the year 2003 shall be due on or before February 28, 2005;

$4,000,000 for the year 2004 shall be due on or before February 28, 2006;

$4,000,000 for the year 2005 shall be due on or before February 28, 2007.

II.	Provided, however, in the event that Cygnus receives a lump sum cash payment from Sankyo Pharma Inc. and/or Sankyo Co., Ltd. in the amount of greater than or equal to $25 million but less than or equal to $50 million, then the royalty payments for the years 2003, 2004, and 2005 shall be as follows:

$500,000 shall be due within ten (10) days from receipt of such payment;

$4,500,000 shall be due on or before February 28, 2005;

$4,000,000 shall be due on or before February 28, 2006;

$3,000,000 shall be due on or before February 28, 2007.

III.	Further provided, however, in the event that Cygnus receives a lump sum cash payment from Sankyo Pharma Inc. and/or Sankyo Co., Ltd. in the amount of greater than $50 million but less than or equal to $75 million, then the royalty payments for the years 2003, 2004, and 2005 shall be as follows:

$1,000,000 shall be due within ten (10) days from receipt of such payment;

$5,000,000 shall be due on or before February 28, 2005;

$4,000,000 shall be due on or before February 28, 2006;

$2,000,000 shall be due on or before February 28, 2007.

IV.	Further provided, however, in the event that Cygnus receives a lump sum cash payment from Sankyo Pharma Inc. and/or Sankyo Co., Ltd. in the amount of greater than $75 million but less than or equal to $125 million, then the royalty payments for the years 2003, 2004, and 2005 shall be as follows:

$4,000,000 shall be due within ten (10) days from receipt of such payment;

$8,000,000 shall be due on or before February 28, 2005.

V.	Further provided, however, in the event that Cygnus receives a lump sum cash payment from Sankyo Pharma Inc. and/or Sankyo Co., Ltd. in the amount of greater than $125 million, then the royalty payments for the years 2003, 2004, and 2005 shall be as follows

$12,000,000 shall be due within ten (10) days from receipt of such payment.

VI.	In the event, that Paragraph II, III, IV, or V above is applicable and Cygnus receives a lump sum cash payment from Sankyo Pharma Inc. and/or Sankyo Co., Ltd. after February 28, 2005, then within ten (10) days of receipt of such payment, Cygnus will pay Sanofi-Synthelabo a catch-up payment under the applicable Paragraph II, III, IV, V, or VI.

VII.	Cygnus hereby grants Sanofi-Synthelabo a Subordinate Security Interest as set forth in the separate Security Agreement attached hereto. Furthermore, in the event that the

Sales, Marketing and Distribution Agreement between Cygnus and Sankyo Pharma Inc. is terminated or held to be null and void, then Cygnus will grant Sanofi~Synthelabo a Subordinate Security Interest in Cygnus’ U.S. patents and patent applications.

VIII.	Cygnus and Sanofi~Synthelabo consent to confirmation of this Amendment to the Final Award in a court of competent jurisdiction, pursuant to Section (3)(IV) of the Final Award.

IX.	All other terms and conditions of the Final Award shall remain in full force and effect and are unchanged by this Amendment.

X.	This Amendment to the Final Award may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Final Award to be executed by their duly authorized representatives as of the date first written above.

CYGNUS, INC.:
By:	/s/ John C Hodgman
	Name:	John C Hodgman
	Title:	Chairman, President and CEO

SANOFI~SYNTHELABO
By:	/s/ Jean-Claude Leroy
	Name:	Jean-Claude Leroy
Title:

By:	/s/ Jean-Pierre Kerjouan
	Name:	Jean-Pierre Kerjouan
	Title:	Senior Vice President General Counsel

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